EX-99.10

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors of Jackson National Life Insurance Company of New York and Contract Owners of JNLNY Separate Account I


We consent to the use of our reports included herein on the financial statements of Jackson National Life Insurance Company of New York dated January 30, 2004, and on the financial statements of JNLNY Separate Account I, dated March 5, 2004, and to the reference to our firm under the heading "Services" in the Statement of Additional Information of the SEC Form N-4 Registration Statement.


/s/ KPMG LLP

Chicago, Illinois
April 28, 2004